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                                                                      EXHIBIT 21

                               AVATEX CORPORATION
                        SUBSIDIARIES OF THE CORPORATION
                              AS OF MARCH 31, 1997

All subsidiaries are 100% owned except where otherwise indicated:.

     Beta, Inc. (Delaware)
     Davenport, Inc. (Delaware)
     Hamilton Morgan LLC (Delaware) (69.8%)
     Healthcare Connect, Inc. (Delaware)
          Health Systems, Inc. (Delaware)
          OmNex Health, Inc. (Delaware)
               Health Care Pharmacy Providers, Inc. (Delaware) NexCare, Inc. (Delaware)
               Scrip Card Enterprises, Inc. (Utah)
               SCE Acquisition Corporation (Delaware)
               US HealthData Interchange, Inc. (Delaware)
     Intergroup Services, Inc. (Delaware)
     M&A Investments, Inc. (Delaware)
     National Aluminum Corporation (Delaware)
     National Intergroup Realty Bestgate, Inc. (Delaware) National Intergroup Realty Corporation (Delaware)
          National Intergroup Realty Riva, Inc. (Delaware) National Intergroup Realty Development, Inc. (Delaware)
          National Intergroup Ventures, Inc. (Delaware) National Intergroup Realty Funding, Inc. (Delaware) National Magnesium Corporation (Texas)
     National Steel Products Company (Texas)
     National Steel Products Company, Inc. (Indiana)
     Natmin Development Corporation (Delaware)
     Natoil Corporation (Kansas)
     NII Health Care Corporation (Delaware)
     NI World Trade, Incorporated (Delaware)
     Oceanside Enterprises, Inc. (Delaware)
     Riverside Insurance Co., Ltd. (Bermuda)
     Starcom International, Inc. (Delaware) (80%)

     The following subsidiaries are in Chapter 7 bankruptcy proceedings (except for FoxMeyer Funding, Inc.):
     FoxMeyer Corporation (Delaware)
          FoxMeyer Drug Company (Delaware)
               FoxMeyer Funding, Inc. (Delaware)
               Health Mart, Inc. (Colorado)
          FoxMeyer Software, Inc. (Delaware) (80%)
          Healthcare Transportation System, Inc. (Delaware)
          Merchandise Coordinator Services Corporation (Delaware)


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